As filed with the Securities and Exchange Commission on October 20, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBOT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4468986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

(Address of principal executive offices, including zip code)

CBOT Holdings, Inc. 2005 Long-Term Equity Incentive Plan

(Full title of the plan)

Carol A. Burke

Executive Vice President and General Counsel

CBOT Holdings, Inc. and

Board of Trade of the City of Chicago, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

Joseph P. Gromacki

Jenner & Block LLP

One IBM Plaza

Chicago, Illinois 60611

(312) 222-9350

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.001 per share(2)	220,000 shares	$54.00	(3)	$11,880,000	$1,399
Class A Common Stock, par value $0.001 per share(2)	980,000 shares	$83.37	(4)	$81,702,600	$9,617
Total	1,200,000 shares			$93,582,600	$11,016

(1)	Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the above-named plan.
(2)	Includes associated Series A Junior Participating Preferred Stock purchase rights.
(3)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based on the exercise price of options that have been granted under the plan.
(4)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low trading prices reported for the shares on the New York Stock Exchange on October 19, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the CBOT Holdings, Inc. 2005 Long-Term Equity Incentive Plan, will be available without charge by contacting CBOT Holdings, Inc., 141 West Jackson Boulevard, Chicago, Illinois 60604, (312) 435-3500, Attention: Corporate Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by CBOT Holdings, Inc. (the “Company”) with the Commission are incorporated herein by reference:

a.	The Company’s prospectus dated October 18, 2005, filed pursuant to Rule 424(b) on October 19, 2005;

b.	The Company’s Quarterly Reports on Form 10-Q (as amended) for the quarters ended March 31, 2005 and June 30, 2005;

c.	The Company’s Current Reports on Form 8-K filed with the Commission on April 22, 2005, April 28, 2005, April 29, 2005, June 27, 2005, July 21, 2005, September 2, 2005 and September 8, 2005; and

d.	The description of the Company’s Class A common stock and related preferred stock purchase rights contained under the heading “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (File No. 333-124730), as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A (File No. 001-32650).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

As permitted by Delaware corporation law, the Company’s certificate of incorporation provides that the Company will indemnify its directors, officers, committee members and employees and may indemnify its agents to the fullest extent permitted by law. The Company’s bylaws also permit the Company to secure insurance on behalf of any officer, director, committee member, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether the Company’s bylaws would permit indemnification.

As permitted by Delaware corporation law, the Company’s certificate of incorporation provides that its directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for any act or omission not in good faith or which involved intentional misconduct or knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Delaware corporation law; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in the Company’s certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

In addition, the Company has entered into separate indemnification agreements with each of its directors and executive officers. The indemnification agreements may require the Company, among other things, to indemnify its officers and directors against certain liabilities and expenses that may arise or are incurred by reason of their status or service as directors, officers or employees of the Company, and to advance the expenses incurred by its officers and directors as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities its officers and directors may, in such capacities, incur.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.2	Amended and Restated Bylaws of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of CBOT Holdings, Inc.’s Current Report on Form 8-K dated June 27, 2005)

4.4	Rights Agreement, dated as of June 24, 2005, between CBOT Holdings, Inc. and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.1 of CBOT Holdings, Inc.’s Current Report on Form 8-K dated June 27, 2005)

4.5	Form of Class A Common Stock certificate for CBOT Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.6	CBOT Holdings, Inc. 2005 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

5.1	Opinion of Jenner & Block LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 20, 2005.

CBOT HOLDINGS, INC.

By:	/S/ BERNARD W. DAN
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBOT Holdings, Inc., do hereby constitute and appoint Charles P. Carey, Bernard W. Dan and Carol A. Burke our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 20, 2005 in the capacities indicated.

Signature	Title
/S/ BERNARD W. DAN Bernard W. Dan	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ GLEN M. JOHNSON Glen M. Johnson	Chief Financial Officer (Principal Financial Officer)

/S/ JILL A. HARLEY Jill A. Harley	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES P. CAREY Charles P. Carey	Chairman of the Board

/S/ ROBERT F. CORVINO Robert F. Corvino	Vice Chairman of the Board

/S/ JOHN E. CALLAHAN John E. Callahan	Director

/S/ JAMES E. CASHMAN James E. Cashman	Director

/S/ MARK E. CERMAK Mark E. Cermak	Director

/S/ JACKIE CLEGG Jackie Clegg	Director

/S/ BRENT M. COAN Brent M. Coan	Director

/S/ JAMES A. DONALDSON James A. Donaldson	Director

/S/ LARRY G. GERDES Larry G. Gerdes	Director

/S/ JAMES P. MCMILLIN James P. McMillin	Director

Nickolas J. Neubauer	Director

/S/ C.C. ODOM, II C.C. Odom, II	Director

/S/ M.B. OGLESBY, JR. M.B. Oglesby, Jr.	Director

/S/ FRANK S. SERRINO Frank S. Serrino	Director

/S/ MICHAEL D. WALTER Michael D. Walter	Director

/S/ CHARLES M. WOLIN Charles M. Wolin	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.2	Amended and Restated Bylaws of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of CBOT Holdings, Inc.’s Current Report on Form 8-K dated June 27, 2005)

4.4	Rights Agreement, dated as of June 24, 2005, between CBOT Holdings, Inc. and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.1 of CBOT Holdings, Inc.’s Current Report on Form 8-K dated June 27, 2005)

4.5	Form of Class A Common Stock certificate for CBOT Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.6	CBOT Holdings, Inc. 2005 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

5.1	Opinion of Jenner & Block LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.